Exhibit 15(a)(ix)

                                 ADDENDUM ADDING
                          SSgA SPECIAL SMALL CAP FUND,
                  SSgA INTERNATIONAL GROWTH OPPORTUNITIES FUND
                          AND SSgA HIGH YIELD BOND FUND
                                TO THE SSgA FUNDS
                              PLAN OF DISTRIBUTION
                             PURSUANT TO RULE 12b-1

Pursuant to Paragraph 4(b) of the SSgA Funds' Plan of Distribution Pursuant to Rule 12b-1 ("Rule 12b-1 Plan"), the undersigned parties agree that the SSgA Special Small Cap Fund, SSgA International Growth Opportunities Fund and the SSgA High Yield Bond Fund (collectively, the "Funds") be added each as "Funds" under the Rule 12b-1 Plan and further agree to be bound by the terms and conditions of the Rule 12b-1 Plan with respect to the Funds.

Notwithstanding anything to the contrary in Section 4 of the Rule 12b-1 Plan, the initial term of the Rule 12b-1 Plan with respect to the Funds shall be until April 12, 1998.

Dated:  April 28, 1998

ATTEST:                                     SSgA FUNDS


By: /s/ Deedra S. Walkey                    By: /s/ Lynn L. Anderson
    -------------------                         --------------------
                                                Lynn L. Anderson
                                                President

ATTEST:                                     RUSSELL FUND DISTRIBUTORS, INC.


By: /s/ Carla L. Anderson                   By: /s/ J. David Griswold
    ---------------------                       ---------------------
                                                J. David Griswold
                                                Associate General Counsel and
                                                Assistant Secretary